SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): August 15, 2000



                          POTOMAC ENERGY CORPORATION
           (Exact name of registrant as specified in its charter)




         Oklahoma                 000-09474                73-1088064
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
of incorporation)                                         Identification No.)


3168 Bel Air Dr.
Las Vegas, Nevada                                      89109
(Address of principal executive offices)            (Zip Code)




     Registrant's telephone number, including area code:  (702) 792-8404



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Item 4.  Change in Registrant's Certifying Accountant.

As of August 15, 2000, the Potomac Energy Corporation (the "Company") accepted the resignation of Smith Carney & Co., PC. as the Company's certifying accountant which was tendered June 27, 2000 and appointed Williams & Webster, P.S. as the Company's certifying accountant. There are no disagreements between the Company and Smith Carney & Co., PC. with respect to any financial statements of the Company or the presentation thereof for which Smith Carney & Co., P.C. issued a report, nor have any such financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion,
or were modified as to audit scope or accounting principles.   The reports of
Smith, Carney & Co., P.C. on the audited financial statements at December 31, 1999 and on the reviewed financial statements at March 31, 2000 state that the financial statements do not include any adjustments that might result from the outcome of uncertainty about the Company's ability to continue as a going concern. The notes to the financial statements address this uncertainty.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

16     Letter from Smith Carney & Co., PC. regarding change of accountants

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2000                 Potomac Energy Corporation
                                      (Registrant)


                                    By: /s/ Fred W. Young
                                       ----------------------
                                            Fred W. Young
                                            President and Chief
                                            Executive Officer